Exhibit 21.1

SUBSIDIARIES OF RADICA GAMES LIMITED




                                                      State or Country
Name of Subsidiary                                    in Which Organized
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UNITED STATES

Radica Enterprises Ltd                                Nevada
(Operates as Radica USA Ltd)
  - Leda Media Products Ltd (dormant)                 UK
  - Radica Canada Ltd                                 Canada

Disc, Inc.                                            Nevada
(Operates as Radica Innovations)
  - Radica Technology (Shenzhen) Co. Ltd.             China


INTERNATIONAL

Radica Limited                                        Hong Kong
  -  Radica China Ltd                                 British Virgin Islands
      - Dongguan Radica Games Manufactory Co. Ltd     People's Republic of China
  -  RadMex S.A. de C.V. (dormant)                    Mexico

Radica Sales (HK) Ltd                                 Hong Kong

Radica (Macao Commercial Offshore) Limited            Macao

Radica Innovations (UK) Ltd                           UK

Radica Europe Ltd                                     UK
  -  Radica UK Ltd                                    UK